Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Wireless Telecom Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2018, with respect to the consolidated financial statements of Wireless Telecom Group, Inc., included in the Wireless Telecom Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ PKF O’Connor Davies, LLP

New York, New York

August 27, 2018

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